UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2010
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-23264	35-1542018

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, INDIANA	46204

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 317-266-0100
NOT APPLICABLE
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-3.2
EX-99.1
EX-99.2

Item 1.01. Entry into Material Definitive Agreement
On May 25, 2010, Emmis Communications Corporation (“Emmis”), an Indiana corporation, JS Acquisition, LLC (“JS Parent”), an Indiana limited liability company that is wholly-owned by Jeffrey H. Smulyan, the Chairman, Chief Executive Officer and President of Emmis and JS Acquisition, Inc. (“JS Acquisition”), an Indiana corporation and subsidiary of JS Parent and Mr. Smulyan, entered into an Agreement and Plan of Merger (the “Merger Agreement”).
The Offer
Pursuant to the Merger Agreement, among other things, JS Acquisition will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Class A Common Stock, par value $0.01 per share, of Emmis (the “Shares”) other than the Shares beneficially owned by JS Parent, JS Acquisition, Mr. Smulyan, his affiliates (collectively, the “Purchaser Group”), Alden Global Capital, a private asset management company with over $3 billion under management, and its affiliates and related parties (“Alden”) and the Shares to be contributed to Emmis and cancelled pursuant to the Rollover Agreement (the “Rollover Agreement”), dated May 24, 2010, by and among JS Parent and the shareholders set forth therein (such shareholders, the “Rolling Shareholders” and such Shares, the “Rollover Shares”). The offer price is $2.40 per Share in cash, without interest and less any applicable withholding taxes (the “Offer Price”).
The Merger Agreement provides that JS Acquisition will commence the Offer by 5:00 pm, New York City time, on June 3, 2010. JS Parent will cause JS Acquisition to accept for payment, and JS Acquisition will accept for payment, all Shares validly tendered and not withdrawn, pursuant to the terms of the Offer, as soon as practicable following the expiration of the Offer (in no event sooner than 20 business days after the Offer has commenced). Emmis has also agreed to file a solicitation/recommendation on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”) on the date that JS Acquisition files its Offer documents with the SEC.
JS Acquisition’s obligation to accept for payment and pay all Shares validly tendered pursuant to the Offer is subject to the condition that the number of Shares validly tendered and not withdrawn, together with the Shares beneficially owned by the Purchaser Group, the Rolling Shareholders and Alden, represents at least a majority of the aggregate voting power of the Shares and the shares of Class B Common Stock, par value $0.01 per share, of Emmis (the “Class B Shares”), voting together as a single class and with each Share entitled to one vote per Share and each Class B Share entitled to one vote per Share outstanding on the date such Shares are purchased (the “Minimum Tender Condition”). The Minimum Tender Condition cannot be waived by JS Acquisition and the obligation of JS Acquisition to accept for payment and pay all Shares validly tendered and not withdrawn pursuant to the Offer is subject to the satisfaction or waiver of a number of other customary closing conditions as set forth in the Merger Agreement.
The Merger
The Merger Agreement also provides that following completion of the Offer, JS Acquisition will be merged with and into Emmis (the “Merger”) with Emmis surviving as a subsidiary of JS Parent and Mr. Smulyan.
Immediately prior to the effective time of the Merger (the “Effective Time”):
•	Each Share held by the Purchaser Group (other than the Shares beneficially held by the Purchaser Group and the Rolling Shareholders that are not being contributed to Emmis pursuant to the Alden Purchase Agreement (defined in Item 5.02 below)) and the Rollover Agreement (the “Retained Shares”)) and each Rollover Share will be contributed to Emmis in consideration for common equity interests in JS Parent; and

•	Each Class B Share outstanding, all of which are held by Mr. Smulyan and all of the options to purchase Shares and Class B Shares (collectively, the “Smulyan Options”) will be contributed to Emmis in consideration for common equity interests in JS Parent.
At the Effective Time:
•	Each Share that is not tendered in the Offer or held by JS Acquisition or Emmis shall be converted into the right to receive the Offer Price from Emmis;

•	Each share of Existing Preferred Stock held by Alden Global Distressed Opportunities Master Fund, L.P. will be converted into New Notes at a rate of $30.00 principal amount of New Notes per $50.00 of liquidation preference of Existing Preferred Stock;

•	Each share of Existing Preferred Stock that is not held by Alden Global Distressed Opportunities Master Fund, L.P. will be converted into the right to receive an amount in cash equal to $5.856 from Emmis;

•	Each Share and Class B Share held by JS Acquisition or Emmis will be cancelled without consideration;

•	Each share of JS Acquisition Class A Common Stock, par value $0.01 per share, will be converted into one share of Non-Voting Class A Common Stock, par value $0.01 per share, of the surviving corporation; and

•	Each share of JS Acquisition Class B Common Stock, par value $0.01 per share, will be converted into one share of Class B Common Stock, par value $0.01 per share, of the surviving corporation.
Each option to purchase Shares (other than Smulyan Options) shall vest and be cancelled at the Effective Time and Emmis shall pay the holders of such options, an amount in cash equal to the product of (i) the excess of the Offer Price over the exercise price per Share of such option and (ii) the number of Shares such holder could have purchased had such option been exercised immediately prior to the Effective Time.
Each restricted stock unit with respect to Shares outstanding under any stock option or compensation plan or arrangement of Emmis shall vest and be cancelled at the Effective Time and Emmis shall pay the holders of such restricted stock units, an amount in cash equal to the product of (i) the Offer Price and (ii) the number of Shares such holder could have received had such restricted stock unit been settled immediately prior to the Effective Time.
In connection with the Merger, Emmis has agreed, to the extent shareholder approval of the Merger is required by law, to call a special meeting of the shareholders to vote on the Merger following the successful completion of the Offer (the “Merger Meeting”). Emmis will set as the record date for such meeting the date that is one business day following the successful completion of the Offer. Emmis will also file with the SEC a proxy statement for such meeting and cause such proxy statement and related materials to be distributed to its shareholders prior to such meeting.
Committee Recommendation and Board Recommendation of the Offer and the Merger
The Committee of Disinterested Directors (the “Committee”) has unanimously determined that the Merger Agreement, including the Offer and the Merger, are advisable and fair to and in the best interests of Emmis and the holders of Shares other than the Shares beneficially owned by the members of the Purchaser Group, the Rolling Shareholders and Alden (such holders, the “Unaffiliated Shareholders”) and recommended that the board of directors of Emmis (the “Board”) approve and adopt the Merger Agreement and recommend that the Unaffiliated Shareholders accept the Offer, tender their Shares in the Offer and approve the Merger and the Merger Agreement (the “Committee Recommendation”). The Board, acting on the Committee Recommendation determined that the Merger Agreement, the Merger and the Offer were fair and in the best interests of the Unaffiliated Shareholders and recommended that the Unaffiliated Shareholders accept the Offer, tender their Shares in the Offer and approve the Merger and the Merger Agreement (the “Board Recommendation” and together with the Committee Recommendation, the “Recommendations”).
The Committee and the Board have agreed to make and maintain the Recommendations and not to take any action or make any statement in a manner adverse to JS Parent or inconsistent with the Recommendations or withdraw the Recommendations (collectively, an “Adverse Recommendation Change”). If at any time prior to the acceptance of the Shares for payment, the Committee determines in good faith after considering the advice of its legal and financial advisors, that it would be inconsistent with its fiduciary duties under Indiana law to continue to make the Committee Recommendation, the Committee and the Board (acting on the Committee’s recommendation) may make an Adverse Recommendation Change. The Offer is also conditioned on their not being an Adverse Recommendation Change. However, Emmis is still obligated to call the Merger Meeting, set the record date for such meeting and distribute the related proxy materials as described above even if the Committee and/or the Board make an Adverse Recommendation Change.
Exchange Offer and Proposed Amendments
Pursuant to the Merger Agreement, Emmis has also agreed to commence an offer to exchange (the “Exchange Offer”) all of the outstanding shares of 6.25% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of Emmis (the “Existing Preferred Stock”) at a rate of $30.00 principal amount of new 12% PIK Senior Subordinated Notes due 2017 of Emmis (the “New Notes”) for each $50.00 of liquidation preference (excluding accrued and unpaid dividends) of Existing Preferred Stock. In addition, Emmis has also agreed under the Merger Agreement to solicit proxies (the “Proxy Solicitation”) from holders of Existing Preferred Stock and Shares for a special meeting at which the holders of Shares and shares of Class B Common Stock, par value $0.01 per share, of Emmis (the “Class B Shares”), voting together as a single class, and the holders of the Existing Preferred Stock will be asked to consider and vote on a proposal to amend the terms of the Existing Preferred Stock that are set forth in Emmis’ second amended and restated articles of incorporation (the “Articles of Incorporation”) to:
•	Eliminate the rights of the holders of Existing Preferred Stock to require Emmis to redeem all or a portion of their shares on the first anniversary after the occurrence of certain going private transactions and nominate directors to the Board; and

•	Provide for the automatic conversion upon the Merger (i) of the Existing Preferred Stock (other than the Existing Preferred Stock held by Alden Global Distressed Opportunities Master Fund, L.P.) not exchanged for the New Notes into that amount of consideration that would be paid to holders of Shares into which the Existing Preferred Stock was convertible immediately prior to the Merger and (ii) of the Existing Preferred Stock held by Alden Global Distressed Opportunities Master Fund, L.P. into the New Notes at a rate of $30.00 principal amount of New Notes per $50.00 of liquidation preference of Existing Preferred Stock, excluding accrued and unpaid dividends (collectively, the “Proposed Amendments”).
The Merger Agreement provides that Emmis will commence the Exchange Offer by 5:00 pm, New York City time, on June 3, 2010. Emmis will except for exchanging and exchange for, all shares of Existing Preferred Stock validly tendered and not withdrawn, pursuant to the terms of the Exchange Offer, as soon as practicable following the expiration of the Exchange Offer (in no event sooner than 20 business days after the Exchange Offer has commenced). Emmis has also agreed to, as promptly as practicable following the date of the Merger Agreement, call a special meeting of shareholders to vote on the Proposed Amendments and set a date that is satisfactory to JS Acquisition as the record date.
Conditions to the Merger
The consummation of the Merger is subject to the satisfaction of the following conditions:
•	To the extent required by Indiana law, JS Acquisition receiving the affirmative vote of the holders of a majority of the Shares and Class B Shares approving the Merger;

•	There being no governmental order or decree restraining or prohibiting the consummation of the Merger; and

•	JS Acquisition shall have purchased Shares pursuant to the Offer.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time:
•	By mutual written agreement of Emmis and JS Parent, subject to approval of the Committee;

•	By either JS Parent or Emmis if the Shares are not accepted for payment under the Offer before September 24, 2010 or there is a law or government order prohibiting the consummation of the Offer or the Merger; or

•	By JS Parent if, prior to the acceptance of the Shares for payment under the Offer, the Board has made an Adverse Recommendation Change or Emmis breaches a representation or warranty or fails to perform a covenant that would cause certain conditions to the Offer not to be satisfied (unless JS Parent has breached its own representations, warranties or covenants.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein.
The Merger Agreement has been provided solely to inform investors of its terms. The representations and warranties of each party to the Merger Agreement (i) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (ii) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other parties after the Merger is consummated, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the date of this Agreement or such other date as is specified in the Merger Agreement, and (v) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Emmis, JS Parent, JS Acquisition or any of their respective subsidiaries or affiliates.
The Offer, the Exchange Offer and the Proxy Solicitation referred to in this Current Report on Form 8-K has not yet commenced. Investors and shareholders are urged to read both the tender offer statement, the solicitation/recommendation statement regarding the tender offer, the exchange offer statement and proxy solicitation statement with respect to the Proposed Amendments and, if applicable, the proxy statement regarding the Merger when they become available because they will contain important information. The tender offer statement will be filed by JS Acquisition, JS Parent and Mr. Smulyan with the SEC and the solicitation/recommendation statement, the proxy statement with respect to the Merger, if any, the exchange offer statement and proxy solicitation statement with respect to the Proposed Amendments will be filed by Emmis with the SEC. Investors and shareholders can obtain a free copy of these materials (when available) and other documents filed by JS Acquisition, JS Parent, Mr. Smulyan or Emmis with the SEC at the website maintained by the SEC at www.sec.gov.

Emmis and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the transactions described above. Information regarding Emmis’ directors and executive officers is detailed in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and the proxy statements relating to the transactions described above, when they become available.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 25, 2010, the Board elected Heath Freeman as a director of Emmis, pursuant to the terms of a letter, dated April 28, 2010, that it received from JS Acquisition, relating to a proposed going private transaction (the “Transaction”) involving Emmis and to be financed by Alden. Mr. Freeman’s election to the Board was a pre-condition to Alden’s willingness to provide financing for the Transaction. Mr. Freeman will hold office until the earliest of (i) the 2010 meeting of shareholders of Emmis, (ii) his successor being duly elected and qualified or (iii) his resignation upon the termination of the Securities Purchase Agreement (the “Alden Purchase Agreement”), dated as of May 24, 2010, by and among Alden Global Distressed Opportunities Master Fund, L.P., Alden Global Value Recovery Master Fund, L.P., Alden Media Holdings, LLC, JS Parent and Mr. Smulyan.
Mr. Freeman is a Managing Director of Alden Global Capital. He joined Smith Management LLC, an affiliate of Alden, in 2006 and was instrumental in the creation of Alden in 2007. At Smith Management, Mr. Freeman has been investing in distressed securities, value equities and the emerging markets. Prior to joining Smith Management, he was at Peter J. Solomon Company, a boutique investment bank, working on mergers and acquisitions, restructurings and refinancing assignments. Mr. Freeman graduated from Duke University in 2002.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective May 25, 2010, the Board amended and restated Emmis’ Amended and Restated Code of By-Laws. The amendment was effected in order to amend Section 3.2(a) of the By-Laws to increase the number of directors on the Board from eight (8) to nine (9), as such number may be increased during any period of time in which the holders of the Existing Preferred Stock are entitled to elect two directors to the Board. This description of the amendment and restatement of Emmis’ By-Laws does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Code of By-Laws of Emmis, which is attached as Exhibit 3.2 to this Form 8-K and incorporated by reference herein.
Item 8.01. Other Events
On May 24, 2010, certain shareholders of Emmis consisting of friends, family and other associates of Mr. Smulyan, including certain officers, directors and employees of Emmis, entered into a Rollover Agreement in their capacity as shareholders of Emmis (the “Rollover Agreement”). The Rollover Agreement provides that such shareholders will, among other things, (i) transfer certain of their Shares to Emmis at the Effective Time on terms and subject to the conditions set forth therein in exchange for securities of JS Parent and (ii) support the Merger and the other transactions contemplated by the Merger Agreement. The Rollover Agreement will terminate upon the termination of the Alden Purchase Agreement.
On May 25, 2010, Emmis issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
On May 26, 2010, Emmis issued a communication announcing the formalization of a going-private transaction of Emmis. A copy of the communication is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 25, 2010, by and among Emmis Communications Corporation, JS Acquisition, LLC and JS Acquisition, Inc.

3.2	Second Amended and Restated Code of By-Laws of Emmis Communications Corporation, as amended May 25, 2010.

99.1	Press release, issued May 25, 2010, relating to the transactions described above.

99.2	Communication to Emmis Employees, issued May 26, 2010, relating to the transactions described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: May 26, 2010	By:	/s/ J. Scott Enright
		Name:	J. Scott Enright
		Title:	Executive Vice President, General Counsel and Secretary